Exhibit 16.1

HKCMCPA COMPANY LIMITED
CERTIFIED PUBLIC ACCOUNTANTS
Registered with the Public Company
Accounting Oversight Board

November 1, 2011

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of Titanium Group Limited pertaining to our firm included under Item 4.01 of Form 8-K dated November 1, 2011, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ HKCMCPA COMPANY LIMITED_____
HKCMCPA Company Limited